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                                                                    Exhibit 99.2


                                 REVOCABLE PROXY
                              STATE SAVINGS COMPANY
                                 COLUMBUS, OHIO
                         SPECIAL MEETING OF SHAREHOLDERS

                                April ____, 1998

     The undersigned hereby appoints Directors David E. Reese and Donald B. Shackelford, with full powers of substitution, to act as proxies for the undersigned, to vote all common shares of State Savings Company ("State Savings") which the undersigned is entitled to vote at the special meeting of shareholders (the "Special Meeting"), to be held at ______________________________________ _______________________________ in
Columbus, Ohio on April ___, 1998 at __:00 _.M., and at any and all adjournments thereof, as follows:


1. Proposal to Adopt Affiliation Agreement        FOR       AGAINST      ABSTAIN

     Proposal to approve an Affiliation
     Agreement dated as of January 2,
     1998 between Fifth Third Bancorp
     ("Fifth Third") and State Savings
     (the "Affiliation Agreement") and
     the transactions contemplated
     thereby. Pursuant to the
     Affiliation Agreement, State
     Savings will merge into Fifth Third
     (the "Merger"). At the time the
     Merger becomes effective, each
     common share, $100 par value, of
     State Savings will be canceled and
     converted by virtue of the Merger
     into 1,847.26 (the "Exchange
     Ratio") of a share of common stock,
     without par value, of Fifth Third.
     The Exchange Ratio is subject to
     adjustment, and consummation of the
     Merger is subject to various
     conditions, as set forth in the
     Affiliation Agreement attached as
     part of the accompanying Proxy
     Statement/Prospectus.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE AFFILIATION AGREEMENT.







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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE
VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

         Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of State Savings at the Special Meeting of the shareholder's decision to terminate this proxy, then the powers of said attorneys and proxies shall be deemed terminated an of no further force and effect.

         The undersigned acknowledges receipt from State Savings prior to the execution of this proxy of Notice of the Special Meeting and a Proxy Statement/ Prospectus dated March __, 1998.

                                        PLEASE COMPLETE, DATE, SIGN AND
                                        MAIL THIS PROXY PROMPTLY IN THE
                                        ACCOMPANYING POSTAGE PREPAID
                                        ENVELOPE.

                                        Dated: _______________________, 1998

                                        Number of Shares: __________________

                                        ____________________________________
                                        PRINT NAME OF SHAREHOLDER

                                        ____________________________________
                                        SIGNATURE OF SHAREHOLDER

                                        ____________________________________
                                        PRINT NAME OF SHAREHOLDER

                                        ____________________________________
                                        SIGNATURE OF SHAREHOLDER

                                        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                        ON THE ENVELOPE IN WHICH THIS CARD WAS
                                        ENTITLED. WHEN SIGNING AS ATTORNEY,
                                        EXECUTOR, TRUSTEE OR GUARDIAN, PLEASE
                                        GIVE YOUR FULL TITLE. IF SHARES ARE HELD
                                        JOINTLY, EACH HOLDER SHOULD SIGN.